                                                                     EXHIBIT 4.2


NEITHER THE WARRANT NOR THE SHARES OF COMMON STOCK TO BE ISSUED UPON THE EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND WERE AND WILL BE OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THE SECURITIES MAY NOT BE SOLD, PLEDGED, ASSIGNED, OR HYPOTHECATED, EXCEPT IN A TRANSACTION REGISTERED UNDER SUCH ACTS OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACTS.

Number of Shares of                         Date of Issuance: DECEMBER 23, 2004
Series C Preferred Stock: 190,000

                                     WARRANT

                      TO PURCHASE SERIES C PREFERRED STOCK

                                       OF

                        SPANISH BROADCASTING SYSTEM, INC.

                          VOID AFTER DECEMBER 23, 2008

      THIS IS TO CERTIFY THAT, for value received, Infinity Media Corporation, a Delaware corporation (the "Holder") is entitled, subject to the terms and conditions set forth herein, to purchase from Spanish Broadcasting System, Inc. (the "Company") an aggregate of up to 190,000 shares (the "Warrant Shares") of fully paid, nonassessable shares of the Company's Series C Preferred Stock, par value $0.01 per share (the "Series C Preferred Stock"). The number, character and Exercise Price (defined below) of such shares of Series C Preferred Stock are subject to adjustment as provided herein. The term "Warrant" as used herein shall include this Warrant and any warrants delivered in substitution, replacement or exchange therefor as provided herein. The term "Common Stock" as used herein shall mean Class A common stock, par value $0.0001 per share, Class B common stock, par value $0.0001 per share, and all other stock of any class or classes (however designated) of the Company, the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

      1. TERM OF WARRANT. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part in two equal increments of 95,000 Warrant Shares each, during the term commencing on the date hereof and ending at 5:00 p.m., prevailing

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local time in New York, New York, on December 23, 2008, (the "Expiration Date").
If not exercised prior to the Expiration Date, this Warrant and all rights granted under this Warrant shall expire and lapse.

      2. EXERCISE PRICE. The price at which this Warrant may be exercised shall be $300.00 per share of Series C Preferred Stock, as adjusted from time to time pursuant to Section 9 hereof (the "Exercise Price").

      3. EXERCISE OF WARRANT.

            i. The purchase right represented by this Warrant shall be exercisable by the Holder, either in whole or in one of two parts of 95,000 Warrant Shares each at any time prior to the Expiration Date upon (i) the surrender and presentment of this Warrant accompanied by a duly completed and executed notice of exercise in the form of Exhibit A attached hereto (the "Exercise Notice") at the principal office of the Company (listed as the Company's address in Section 15 herein) or such other office or agency as the Company may designate by notice pursuant to Section 15 herein, and (ii) payment of the aggregate Exercise Price equal to the number of shares of Series C Preferred Stock being purchased upon exercise of this Warrant multiplied by the Exercise Price (the "Aggregate Exercise Price") in cash, by certified or official bank check payable to the order of the Company, or by wire transfer to an account in a bank designated for such purpose by the Company.

            ii. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise and payment as provided above, and the person entitled to receive the shares of Series C Preferred Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date, the Company shall issue and deliver to the person entitled to receive the same, a certificate for the number of shares of Series C Preferred Stock issuable upon such exercise. If such certificate shall be registered in a name other than the name of the Holder, then funds sufficient to pay all stock transfer taxes which shall be payable upon the issuance of such certificate shall be paid by the Holder at the time of exercise of this Warrant and the Company shall not be required to issue or deliver any certificate until such tax or other charge has been paid by the Holder.

      4. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In the event that an adjustment in the number of shares of Series C Preferred Stock issuable upon the exercise of this Warrant made pursuant to this
Section 4 hereof results in a number of shares issuable upon the exercise which includes a fraction, at the Holder's election, this Warrant may be exercised for the next larger whole number of shares or the Company shall make a cash payment equal to that fraction multiplied by the current market value of that share.

      5. REPLACEMENT OF WARRANT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and equal amount.

      6. NO RIGHTS AS STOCKHOLDER. This Warrant shall not entitle the Holder to any rights as a stockholder of the Company.

      7. WARRANT REGISTER. The Company shall maintain a register (the "Warrant Register") containing the name and address of the Holder. The Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes and shall not be affected by any notice to the contrary.

      8. RESERVATION OF STOCK. The Company covenants and agrees that during the term that this Warrant is exercisable:

            (a) All shares of Series C Preferred Stock that are issued upon the exercise of this Warrant shall, upon issuance, be validly issued, not subject to any preemptive rights, and be free from all taxes, liens, security interests, charges, and other encumbrances with respect to the issuance thereof, other than
(i) taxes in respect of any transfer occurring contemporaneously with such issue, (ii) an encumbrance under applicable Federal securities laws or state "Blue Sky" laws, and (iii) an encumbrance created by the terms of this Warrant.

            (b) The Company shall at all times have authorized and reserved, and shall keep available and free from preemptive rights, a sufficient number of shares of Series C Preferred Stock to provide for the exercise of the rights represented by this Warrant and Class A Common Stock to provide for conversion of the Series C Preferred Stock.

            (c) The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, spin-off, consolidation, merger, dissolution, issue or sale of securities or any other action or inaction, seek to avoid the observance or performance of any of the terms of this Warrant, and shall at all times in good faith assist in performing and giving effect to the terms hereof and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment.

      9. ADJUSTMENTS. The Exercise Price and the number and type of shares purchasable hereunder are subject to adjustment from time to time as follows:

            (a) Adjustment for Change in Capital Stock. If the Company:

                  (i) pays a dividend or makes a distribution on its Common Stock, in either case in shares of its Common Stock;

                  (ii) subdivides its outstanding shares of Common Stock into a greater number of shares;

                  (iii) combines its outstanding shares of Common Stock into a smaller number of shares;

                  (iv) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

                  (v) issues by reclassification of its Common Stock any shares of its capital stock.

then the number of shares of Series C Preferred Stock issuable upon the exercise of this Warrant immediately prior to such action shall be proportionately adjusted so that the Holder of this Warrant thereafter exercised shall receive the aggregate number and kind of shares of capital stock of the Company which he would have owned immediately following such action if the Warrant had been exercised immediately prior to such action.

            The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

            Such adjustment shall be made successively whenever any event listed above shall occur.

            (b) Adjustment for Rights Issue.

            If the Company distributes any rights, options or warrants to all holders of its Common Stock entitling them to purchase shares of Common Stock at a price per share less than the current market price per share on the record date for determining holders entitled to the distribution of rights, options or warrants, the number of shares of Series C Preferred Stock issuable upon the exercise of this Warrant shall be adjusted in accordance with the formula:

                             O + A
                N' =  N x -------------
                          O + (A x P/M)

      where:

      N' = the adjusted number of shares of Series C Preferred Stock issuable upon the exercise of this Warrant.

      N = the current number of shares of Series C Preferred Stock issuable upon the exercise of this Warrant.

      O  =  the number of shares of Common Stock outstanding on the record date.

      A  =  the number of additional shares of Common Stock offered.

      P  =  the purchase price per share of the additional shares of Common
            Stock offered.

      M = the current market price per share of Common Stock on the record date.

            The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the number of shares of Series C Preferred Stock issuable upon the exercise of this Warrant shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued at the end of the period.

            (c) Adjustment for Other Distributions. If the Company distributes to all holders of its Common Stock any of its assets (excluding cash distributions for which there will be no adjustment under this Section 9(c)) or debt or other securities or any rights, options or warrants to purchase the assets or debt or other securities of the Company, the number of shares of Common Stock issuable upon exercise of each Warrant shall be adjusted in accordance with the formula:

                             M
                  N'= N  x -----
                           M - F

      where:

      N' = the adjusted number of shares of Common Stock issuable upon exercise of each Warrant.

      N = the current number of shares of Common Stock issuable upon exercise of each Warrant.

      M = the current market price per share of Common Stock on the record date mentioned below.

      F = the fair market value on the record date of the assets, securities, rights, options or warrants distributable to one share of Common Stock after taking into account, in the case of any rights, options or warrants, the consideration required to be paid upon exercise thereof. The Board shall reasonably determine the fair market value in good faith and such determination shall be conclusive.

            The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

            This Section 9(c) does not apply to rights, options or warrants referred to in Section 9(b). If any adjustment is made pursuant to this Section 9(c) as a result of the issuance of rights, options or warrants and at the end of the period during which any such rights, options or warrants are exercisable, not all such rights, options or warrants shall have been exercised, the Warrant shall be immediately readjusted as if "F" in the above formula was the fair market value described in the definition of "F" on the record date of the assets or securities actually distributed upon exercise of such rights, options or warrants divided by the number of shares of Common Stock outstanding on the record date. Notwithstanding anything to the contrary contained in this Section 9(c), if "M-F" in the above formula is less than $1.00, the Company may elect to, and if "M-F" is a negative number, the Company shall, in lieu of the adjustment otherwise required by this Section 9(c), distribute to the Holder of the Warrant, upon exercise thereof, the assets, securities, rights, options or warrants (or the proceeds thereof) which would have been distributed to the Holder had such Warrant been exercised immediately prior to the record date for such distribution.

            (d) Adjustment for Common Stock Issue. If the Company issues shares of Common Stock for a consideration per share less than the current market price per share on the date the Company fixes the offering price of such additional shares, the number of shares of Series C Preferred Stock issuable upon the exercise of this Warrant shall be adjusted in accordance with the formula:

                              A
                  N'= N x  -------
                           O + P/M

            where:

      N'= the adjusted number of shares of Series C Preferred Stock issuable upon the exercise of this Warrant.

      N = the current number of shares of Series C Preferred Stock issuable upon the exercise of this Warrant.

      O = the number of fully diluted shares outstanding immediately prior to the issuance of such additional shares.

      P = the aggregate consideration received for the issuance of such additional shares.

      M = the current market price per share on the date of issuance of such additional shares.

      A = the number of fully diluted shares of Common Stock outstanding immediately after the issuance of such additional shares.

            The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

      This Section 9(d) does not apply to:

            (i)   any of the transactions described in Sections 9(b) and 9(c);

            (ii) the exercise of this Warrant, or the conversion or exchange of other securities convertible or exchangeable for Common Stock, or the issuance of Common Stock upon the exercise of rights, options or warrants issued to the holders of Common Stock;

            (iii) Common Stock (and options exercisable therefor) issued to the
                  Company's employees, officers, directors, consultants or advisors (whether or not still in such capacity on the date of exercise) under bona fide employee benefit plans or stock option plans adopted by the board of directors (the "Board") of the Company and approved by the holders of Common Stock when required by law, if such Common Stock would otherwise be covered by this Section 9(d);

            (iv)  Common Stock issued in a bona fide public offering; and

            (v) Common Stock issued to the seller of a business or substantial assets to the Company or any of its direct or indirect subsidiaries.

            (e) Adjustment for Convertible Securities Issue. If the Company issues any securities convertible into or exchangeable for Common Stock (other than securities issued in transactions described in Sections 9(b) and 9(c)) for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such securities less than the current market price per share on the date of issuance of such securities, the number of shares of Series C Preferred Stock issuable upon the exercise of this Warrant shall be adjusted in accordance with this formula:

                           O + D
                  N'= N x -------
                          O + P/M

            where:

      N'= the adjusted number of shares of Series C Preferred Stock issuable upon the exercise of this Warrant.

      N = the current number of shares of Series C Preferred Stock issuable upon the exercise of this Warrant.

      O = the number of fully diluted shares of Common Stock outstanding immediately prior to the issuance of such securities.

      P = the aggregate consideration received for the issuance of such securities.

      M = the current market price per share on the date of issuance of such securities.

      D = the maximum number of shares of Common Stock deliverable upon conversion or in exchange for such securities at the initial conversion or exchange rate.

            The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

            If all of the Common Stock deliverable upon conversion or exchange of such securities have not been issued when such securities are no longer outstanding, then the number of shares of Series C Preferred Stock issuable upon the exercise of this Warrant shall promptly be readjusted to what it would have been had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion or exchange of such securities.

            This Section 9(e) does not apply to:

            (i)   any of the transactions described in Sections 9(b),

            (ii)  convertible securities issued in a bona fide public offering,

            (iii) the exercise of this Warrant, or the conversion or exchange of other securities convertible or exchangeable for Common Stock, or the issuance of Common Stock upon the exercise of rights, options or warrants issued to the holders of Common Stock,

            (iv) Common Stock (and options exercisable therefor) issued to the Company's employees, officers, directors, consultants or advisors (whether or not still in such capacity on the date of exercise) under bona fide employee benefit plans or stock option plans adopted by the Board and approved by the holders of Common Stock when required by law, if such Common Stock would otherwise be covered by this Section 9(e),

            (v)   Common Stock issued in a bona fide public offering, and

            (vi) Common Stock issued to the seller of a business or substantial assets to the Company or any of its direct or indirect subsidiaries.

            (f) Current Market Price. In Sections 9(b), (c), (d) and (e), the current market price per share of Common Stock on any date is the lower of: (i) the closing price on the trading date prior to the event; or (ii) the average of the closing prices of the Common Stock for 20 consecutive trading days commencing 30 trading days before the date in question.

            (g) Consideration Received. For purposes of any computation respecting consideration received pursuant to Sections 9(b), (c), (d) and (e), the following shall apply:

            (i) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the gross proceeds to the Company from such issuance, which shall not include any deductions for any commissions, discounts, other expenses incurred by the Company in connection therewith or amounts paid or payable for accrued interest or accrued dividends;

            (ii) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash or, subject to clause (iii) below, securities, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board (irrespective of the accounting treatment thereof), whose determination shall be conclusive;

            (iii) in the case of the issuance of shares of Common Stock for a consideration in whole or in part consisting of securities, the value of any securities shall be deemed to be: (x) if traded on a securities exchange or through the Nasdaq National Market, the average of the closing prices of the securities on such quotation system over the 30-day period ending three days preceding the day in question, (y) if actively traded over-the-counter, the average of the closing bid or sale prices (whichever is applicable) over the 30-day period ending three days preceding the day in question and (z) if there is no active public market, the fair market value thereof, determined as provided in clause (B) above; and

            (iv) in the case of the issuance of securities convertible into, exercisable for or exchangeable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion, exercise or exchange thereof for the maximum number of shares used to calculate the adjustment (the consideration in each case to be determined in the same manner as provided in clauses (i) through (iii) of this Section 9(g)).

            (h)   When De Minimis Adjustment May Be Deferred.

            No adjustment in the number of shares of Series C Preferred Stock issuable upon the exercise of this Warrant need be made unless the adjustment would require an increase or decrease of at least 2% in such number. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

            All calculations under this Section 9 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

            (i) When No Adjustment Required. No adjustment need be made for a transaction referred to in Sections 9(b), (c), (d) or (e) if the Holder is given the opportunity to participate, without requiring this Warrant to be exercised, in the transaction on a basis and with notice that the Board reasonably determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

            To the extent this Warrant becomes convertible into cash, no adjustment need be made thereafter as to the amount of cash into which this Warrant is exercisable. Interest will not accrue on the cash.

            (j) Merger, Sale of Assets, Reorganization, Reclassification. If during the period that this Warrant remains outstanding and unexpired, there shall be (i) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity and by which the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, (ii) a sale or transfer of all or substantially all of the Company's properties and assets to any other person, or
(iii) a capital reorganization or reclassification of the Class A Common Stock (other than a combination or subdivision of shares otherwise provided for herein), then, lawful provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder, upon the exercise hereof at any time after the consummation of such event, shall be entitled to purchase, in lieu of the shares of Class A Common Stock for which this Warrant could have been exercised immediately prior to such consummation, the stock or other securities, cash or property which the Holder would have been entitled to receive upon such consummation if the Holder had exercised this Warrant for such shares of Class A Common Stock immediately prior thereto, subject to adjustment as nearly equivalent as possible to the adjustments provided for in this Section
9. If the per share consideration payable to the Holder in connection with any such event is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant such that the Holder's rights and interest in this Warrant shall be applicable after such event, to the greatest extent possible, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

      If this Section 9(j) applies, Sections 9(a), (b), (c), (d) and (e) do not apply.

            (k) When Issuance or Payment May Be Deferred. In any case in which this Section 9 shall require that an adjustment in the number of shares of Series C Preferred Stock issuable upon the exercise of this Warrant be made effective as of a record date for a specified Event, the Company may elect to defer the occurrence of the adjustment until the occurrence of such underlying event that requires the adjustment.

            (l) Adjustment in Exercise Price.

            Upon each Event that provides for an adjustment of the number of shares of Series C Preferred Stock issuable upon the exercise of this Warrant pursuant to this Section 9, this Warrant if outstanding prior to the making of the adjustment shall thereafter have an adjusted Exercise Price (calculated to the nearest ten millionth) obtained from the following formula:

                            N
                  E'=  E x ---
                            N'

            where:

            E' =  the adjusted Exercise Price.

            E  =  the Exercise Price prior to adjustment.

            N' = the adjusted number of Series C Preferred Stock issuable upon the exercise of this Warrant by payment of the adjusted Exercise Price.

            N  =  the number of Series C Preferred Stock previously issuable upon the exercise of this Warrant by payment of the Exercise Price prior to adjustment.

            Following any adjustment to the Exercise Price pursuant to this
Section 9, the amount payable, when adjusted and together with any consideration allocated to the issuance of this Warrant, shall never be less than the Series C Preferred Stock par value at the time of such adjustment. Such adjustment shall be made successively whenever any Event listed above shall occur. The Company hereby agrees with the Holder that it shall not increase the par value of the Common Stock above its current par value of $0.0001 per share.

      10. CERTIFICATES OF ADJUSTMENTS; NOTICES.

            (a) Whenever the Exercise Price or number or type of shares purchasable hereunder shall be adjusted or readjusted pursuant to Section 9 herein, the Company shall issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the Event requiring the adjustment or readjustment, the amount of the adjustment or readjustment, the method by which such adjustment or readjustment was calculated, the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment or readjustment and the amount, if any, of other property to be received upon the exercise of this Warrant after giving effect to such adjustment or readjustment. The Company shall deliver a copy of such certificate to the Holder in accordance with Section 15 herein.

            (b) In the event:

                        (1) that the Company shall take any action that would require an adjustment in the number of shares of Series C Preferred Stock issuable upon the exercise of this Warrant or Exercise Price pursuant to Sections 9(a), (b), (c), (d) or (e) and if the Company does not arrange for the Warrant Holder to participate pursuant to Section 9(i);

                        (2) of any voluntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company shall mail or cause to be mailed to the Holder a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, and stating the amount and character of such dividend, or (b) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the date, if any is to be fixed, as of which the holders of record of Series C Preferred Stock (or such other stock or securities at the time receivable upon the exercise of this Warrant), shall be entitled to exchange their shares of Series C Preferred Stock (or such other stock or securities at the time receivable upon exercise of this Warrant), for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least 15 days prior to the date therein specified for the occurrence of any of the foregoing events.

            (c) All notices pursuant to this Section 10 shall be given in the manner set forth in Section 15 herein.

      11. RESTRICTIVE LEGEND ON STOCK CERTIFICATE. A certificate for shares issued upon exercise of this Warrant, unless at the time of exercise such shares are registered under the Securities Act, shall bear a legend in substantially the following form:

            THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES OR BLUE SKY LAWS

            OF ANY STATE AND ARE SUBJECT TO THE CONDITIONS SPECIFIED IN A CERTAIN WARRANT DATED SEPTEMBER 30, 2003, BY AND BETWEEN SPANISH BROADCASTING SYSTEM, INC. AND INTERNATIONAL CHURCH OF THE FOURSQUARE GOSPEL, COPIES OF WHICH WARRANT ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF SPANISH BROADCASTING SYSTEM, INC. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OR OTHERWISE TRANSFERRED, IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND UNDER ANY SUCH APPLICABLE STATE LAWS, OR IN VIOLATION OF THE PROVISIONS OF THE WARRANT. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY THE PROVISIONS OF SUCH WARRANT.

      12. NO TRANSFER. This Warrant may not be transferred in whole or in part except to an affiliate of Holder.

      13. AMENDMENTS. This Warrant may not be modified or amended without the written consent of the Company and the Holder.

      14. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware.

      15. NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given if (i) personally delivered by hand or by messenger, (ii) mailed by registered or certified mail, postage prepaid and return receipt requested or (iii) sent by a nationally recognized overnight courier service for next morning delivery. Any such notice shall be deemed to have been received on the date of personal delivery; on the fourth day after deposit in the U.S. mail if mailed by registered or certified mail; and on the day after delivery to a nationally recognized overnight courier service. Notices shall be addressed as follows (or to such other address as a party requests by written notice):

      If to Holder, to: Infinity Media Corporation
                        1515 Broadway
                        New York, New York  10036
                        Attention: General Counsel

      with a copy (which shall not constitute notice) to:

                        Leventhal Senter & Lerman, P.L.L.C.
                        2000 K Street, N.W.

                  Suite 600
                  Washington, D.C.  20006
                  Attention:  Steven A. Lerman, Esq.

      If to the Company, to:

                  Spanish Broadcasting System, Inc.
                  2601 South Bayshore Drive, PH II
                  Coconut Grove, Florida 33133
                  Attention: Joseph A. Garcia

      with a copy (which shall not constitute notice) to:

                  Kaye Scholer LLP
                  425 Park Avenue
                  New York, New York 10022-3598
                  Attention: William E. Wallace, Jr., Esq.

      16. SEVERABILITY. If any provision of this Warrant is held to be prohibited by or invalid under applicable law, then such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

      17. HEADINGS. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of December 23, 2004 by its duly authorized officer and its corporate seal to be impressed hereon and attested by its Secretary.

                                  SPANISH BROADCASTING SYSTEM, INC.

                                  By: /s/ Raul Alarcon, Jr.
                                     ----------------------------------------
                                     Raul Alarcon, Jr.
                                     Chairman of the Board of Directors,
                                     Chief Executive Officer and President

Attest:

By: /s/ Joseph A. Garcia
   ------------------------------------
   Joseph A. Garcia
   Executive Vice President,
   Chief Financial Officer and Secretary

                                                                       EXHIBIT A

                              NOTICE OF EXERCISE

         The undersigned registered owner of the attached Warrant irrevocably exercises the attached Warrant in full for the purchase of _________ shares of Series C Preferred Stock of SPANISH BROADCASTING SYSTEM, INC. and herewith makes payment therefor, all at the price and on the terms and conditions specified in the attaches Warrant, and requests that a certificate for the shares of Series C Preferred Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of the undersigned and delivered to the undersigned at the address below.

         In exercising the attached Warrant, the undersigned hereby confirms and acknowledges that the shares of Series C Preferred Stock to be issued are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned shall not offer, sell or otherwise dispose of any such shares of Series C Preferred Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.


Dated:
       ---------------------------

                                       Signature:
                                                 -------------------------------
                                                 Registered Owner


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                                                 Print Name


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                                                 Address